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                                                                    Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 29, 1999 except for Note 14, as to which the date is March , 1999, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-70693) and related Prospectus of Multex.com, Inc.

                                          Ernst & Young LLP

New York, New York

                             ---------------------

  The foregoing consent is in the form that will be signed upon the completion of the restatement of capital accounts described in Note 14 to the financial statements.

                                          Ernst & Young LLP

New York, New York

February 22, 1999